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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2004 (September 23, 2004) Date of Report (Date of earliest event reported)
ACCESS ANYTIME BANCORP, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-28894 (Commission File Number)	85-0444597 (IRS Employer Identification No)
5210 Eubank Blvd, NE Albuquerque, New Mexico 87111 (Address of principal Executive offices)
(505) 299-0900 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 23, 2004, the Board of Directors of Access Anytime Bancorp, Inc. (the "Company") and the Board of Directors of the Company's wholly owned subsidiary, AccessBank, approved Amendment Number 4 to the Executive Savings Plan. This amendment permits participant direction of the investment of certain assets in the plan's "Rabbi Trust" among specified investment alternatives.

        As previously disclosed in a Current Report on Form 8-K filed on September 24, 2004, the Company completed the private placement of 240,000 shares of newly issued Company common stock, $.01 par value ("Shares"), at a price of $13 per Share. The Shares were sold to certain institutional investors and other "accredited investors", including directors, for a total sales price of $3,120,000, in exempt private placement transactions under the Securities Act of 1933, as amended ("Securities Act") pursuant to Regulation D of the Securities and Exchange Commission. Howe Barnes Investments, Inc. acted as placement agent. Subscription Agreements for the sale of the Shares were accepted by the Company on September 24, 2004 from the following director purchasers: Carruthers Family Revocable Trust for 5,000 shares; Cornelius J. Higgins and Patricia G. Higgins Revocable Trust for 10,000 shares; Robert Chad Lydick for 5,000 shares; Allan Moorhead for 5,000 shares; and David Ottensmeyer for 5,000 shares.

Item 8.01 Other Events

        As previously reported in a Current Report on Form 8-K filed on July 7, 2004 and in the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, AccessBank and Matrix BanCorp, Inc.'s wholly owned subsidiary Matrix Capital Bank had reached a definitive agreement for AccessBank to acquire a branch from Matrix Capital Bank in Sun City, Arizona, subject to regulatory approval and other customary conditions. Regulatory approval for this transaction was obtained from the Office of Thrift Supervision by letter dated September 27, 2004.

        AccessBank currently has offices in Albuquerque, Clovis, Gallup, Las Cruces, and Portales, New Mexico. The Company's common stock trades on the Nasdaq SmallCap Market.

        Statements made in this Form 8-K and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions investors not to place undue reliance on these statements. Factors that could cause actual results to differ, and that will affect the Company's future financial condition, cash flow and operating results include changes in economic conditions in the Company's or AccessBank's market area, changes in policies or adverse decisions by regulatory agencies, fluctuations in interest rates, demand for loans in AccessBank's market area and competition. Further discussion regarding the factors affecting Access Anytime BancCorp, Inc. that could cause actual results to differ from those expressed or implied by forward-looking statements is contained in the Company's current and future Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K filed with the SEC.

        The securities issued in the private placement of newly issued Company stock have not been registered under the Securities Act of 1933, or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.
DATE: September 29, 2004	By:	/s/ NORMAN R. CORZINE Norman R. Corzine Chairman and Chief Executive Officer (Duly Authorized Representative)

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 8.01 Other Events
SIGNATURES